Exhibit 32


Certification of Financial Reports Pursuant to 18 USC Section 1350

The undersigned hereby certify that the quarterly report on Form 10-Q for the quarter ended June 30, 2004, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d) and that information contained in that Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.



/s/ J. Nicholas Bayne
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J. Nicholas Bayne
President and Chief Executive Officer



/s/ Kurt A. Tornquist
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Kurt A. Tornquist
Senior Vice President, Chief Financial Officer, and Treasurer

Dated:  August 16, 2004

This certification is made solely for purposes of 18 USC Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.